EXHIBIT 10.1

EXECUTIVE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     This Executive Confidentiality and Non-Competition Agreement (the “Agreement”) is made this         day of                , 200    (the “Effective Date”), by and between StarTek, Inc. (the “Company”) and                      (the “Employee”).

RECITALS

1.	The Company is a Colorado corporation with its principal place of business at 100 Garfield Street, Denver, CO, 80206. StarTek, Inc., is an international Business Process Outsource organization, with significant interests in the call center and supply chain management businesses. In the course of its business, the Company has developed significant confidential and proprietary information and trade secrets from which it derives independent economic advantage as a result of that information and those trade secrets being not generally known.

2.	Employee acknowledges that Employee’s position is an executive or management level position. Due to the special training, experience, and knowledge that Employee will acquire regarding the Company’s business as a result of Employee’s employment with the Company, Employee acknowledges that this Agreement is intended to protect the Company from competition by Employee for the period of time and in the location(s) stated in Paragraph 4.

3.	Employee recognizes and acknowledges that the Company has developed significant confidential and proprietary information and trade secrets from which it derives independent economic advantage as a result of that information and those trade secrets being not generally known. Employee further recognizes and acknowledges that Employee’s position with the Company is one of trust and confidence by reason of Employee’s access to, development of, or contact with the Company’s confidential information and proprietary information and trade secrets.

4.	Employee acknowledges that StarTek Inc. will guarantee payment to Employee of 25% of the targeted Incentive Compensation (Bonus) payment for the current Fiscal Year to which Employee was not otherwise entitled as consideration for Employee’s execution of this Agreement and agreement to comply in good faith with the spirit and terms of this Agreement.

     NOW, THEREFORE, in consideration of these premises, the mutual promises and covenants contained herein, the consideration recited above, the compensation and benefits to be paid by the Company, the services to be rendered by Employee, and intending to be legally and equitably bound hereby, the parties hereto agree as follows:

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1.	Confidentiality.

(a)	Employee shall, during and after Employee’s term of employment with the Company: (i) keep confidential all Confidential Information (as defined in paragraph 1(b) below) at any time known to Employee concerning the Company and/or any of its clients, (ii) not disclose or use any Confidential Information for non-business reasons or for Employee’s benefit, (iii) not disclose any Confidential Information to third parties without the Company’s prior written permission, (iv) exercise reasonable care to prevent dissemination of Confidential Information to third persons, (v) not make copies of documents, including, without limitation, drawings, notebooks, reports, and video and audio recordings, computer records or files (in whatever medium they exist), which embody any Confidential Information, unless necessary for the performance of Employee’s duties as assigned by the Company, (vi) return to the Company any documents, including without limitation, drawings, notebooks, reports, video or audio recordings, that contain Confidential Information and are in Employee’s possession whenever Employee may leave the Company’s employment, and (vii) not disclose or use Confidential Information in any way that might injure or jeopardize the operations of the Company or any of its clients.

(b)	“Confidential Information” shall include any information regarding the operations of the Company or any of its clients, which information is of a special, unique, or nonpublic nature, including, but not limited to any information relating to the business or affairs of the Company and/or the Business, as defined in Paragraph 4. Such information shall include, but is not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, marketing plans, operating policies and procedures, pricing information, and other business and financial information, client lists, and contracts or other proprietary information used by the Company in connection with the business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of the Employee.

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2.	Proprietary Property. Employee discloses and assigns to Company Employee’s interest in any and all inventions, designs, trade secrets, processes, discoveries, concepts, copyrightable works, or improvements (hereinafter collectively called “Developments”), including all rights to obtain, register, perfect or enforce the Company’s proprietary interest in such Developments, that Employee has to date, or may in the future, discover, conceive, and/or develop, either individually or jointly with others during the course of Employee’s employment with the Company (including any and all Developments based wholly or in part upon ideas conceived during Employee’s employment with the Company), or while using the Company’s data, facilities and/or materials, provided the subject matter is one within the Company’s field of interest. “Subject matter within the Company’s field of interest” includes any subject which the Company considers relevant to any past, current, or future projects or operations. Employee’s obligations under this paragraph apply without regard to whether any idea for a Development occurs to Employee on or off the job. Employee further agrees that all Developments as described herein are the Company’s proprietary property in which the Company has the exclusive legal right, whether or not patent applications are filed thereon.

3.	Ownership of Ideas and Documents. All ideas, inventions, and other Developments or improvements conceived or reduced to practice by Employee, alone or with others, whether or not during working hours, that are within the scope of the Company’s business operations or that relate to any of the Company’s work or projects, shall be the exclusive property of the Company. Employee agrees to assist employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of the Company. Employee shall assist the Company in the preparation of patents, including the execution and delivery of any disclosures, patent applications or papers related to any development within the Company’s field of interest as described in paragraph 2 above. If such assistance takes place when Employee is no longer employed with the Company, the Company will compensate Employee at a reasonable rate for Employee’s assistance.

4.	Covenant Not to Compete. The Company has spent a significant amount of time, effort, and money developing the products, methods, systems, techniques, and procedures used by the Company and the processes for identifying and marketing to the Company’s customers and potential customers and handling the needs of the Company’s customers. This unique compilation of information, referred to herein as the “Business”, has resulted in unique products and forms, management and control systems, and generally a style, system, technique and method of business operation which gives the Company an advantage over competitors who do not know of or utilize such information. The Company provides its clients with business process management, multi-lingual customer care / technical support and packaging and distribution services in the teleservices, utility and retail industries. As a result, such information is proprietary to the Company, confidential, and constitutes trade secrets. Accordingly:

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A.	Employee’s Acknowledgment. Employee agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business as a going concern, it is necessary that Employee undertake not to use Employee’s special knowledge of the Business and Employee’s relationships with customers and suppliers to compete with the Company. Employee further acknowledges that:

(1)	The Company is and will be engaged in the Business;

(2)	Employee occupies an executive and management position within the Company;

(3)	During Employee’s employment under this Agreement, Employee will occupy a position of trust and confidence with the Company and Employee has, and/or will, become familiar with the Company’s trade secrets and with other proprietary and confidential information concerning the Company and the Business;

(4)	The agreements and covenants contained in this Paragraph 4 are essential to protect the Company and the goodwill of the business;

(5)	Employee’s employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

(6)	Employee has means to support Employee and Employee’s dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Paragraph will not impair such ability; and

(7)	The term of this Covenant Not to Compete is the minimum period of time, that the conduct prohibited is reasonably limited, and that the Territory defined in Paragraph 4(B), below, is reasonable and necessary to protect the Company, consistent with the provisions of Colo. Rev. Stat. § 8-2-113 and Colorado’s Uniform Trade Secrets Act, Colo. Rev. Stat. §§ 7-74-101 to 110

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B.	Non-Compete. Employee hereby agrees that during Employee’s employment with the Company and for a period of one (1) year following the termination of Employee’s employment with the Company for any reason (the “Restricted Period”), Employee will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business within the United States of America in the states of Colorado, Illinois, , Louisiana, Oklahoma, Tennessee, Texas, Virginia, Wyoming, and within Canada in the Provinces of Ontario and Saskatchewan. With respect to the Territory, Employee specifically acknowledges that the Company has conducted the Business throughout the Territory and the Company intends to continue to expand the Business throughout Territory. During the Restricted Period, the Company will pay the Employee severance in an amount equal to a minimum of ( ) months pay at Employee’s final rate of pay. After the expiration of ( ) months from the Employee’s termination, the Company shall pay the Employee an amount equal to the Employee’s final rate of pay for the remaining ( ) months of the Restricted Period up to a maximum of one (1) year, or until the Employee finds employment in a non-competing business, whichever comes first. The Company reserves the right to pay this “Termination Pay” either in full as a lump sum, or on a payroll continuation basis. In the event of termination of the Employee for “Good Cause”, no payment will be due or owing from this agreement. In the event that Employee accepts employment with a competitor during the Restricted Period and the Company elects not to enforce the Non-Compete, the Company shall not pay Employee the Termination Pay. The term “Good Cause” as used in this Agreement shall require a reasonable good faith determination by the Company that Employee has committed: (1) an act or acts constituting a felony; (2) an act or acts constituting dishonesty or disloyalty with respect to the Company; (3) an act or acts constituting fraud; and / or (4) an act or acts that materially adversely affect the Company’s business or reputation.

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C.	Non-Solicitation. Without limiting the generality of the provisions of Section 4(B) above, Employee hereby agrees that during the Restricted Period Employee will not (except on behalf of the Company), directly or indirectly, solicit (or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which solicits), business from any person, firm, corporation or other entity which is or was a customer, supplier, vendor, or title abstractor of the Company during the four (4) year period preceding the date of the solicitation or proposed solicitation, or from any successor in interest to any such person, firm, corporation to other entity for the purpose of securing business or contracts related to the company.

D.	For the period commencing on the date of the Employee’s termination and ending two (2) years later, the Employee shall not, directly or indirectly, hire or solicit any employee of the Company or encourage any employee to leave such employment for any business whether or not a competitor of the Company.

5.	Employee Representations. Employee hereby represents to the Company and covenants that the execution and delivery of this Agreement by Employee and the Company and the performance by Employee of Employee’s duties hereunder for the Company shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Employee is a party or otherwise bound and/or otherwise infringe or violate the rights of any former employer or other third party. Employee further represents that Employee has not and will not in the future use any confidential materials or trade secrets of Employee’s prior employers at any location of the Company or on Employee’s home computer.

6.	Employment at Will. This Agreement shall not be construed as creating an employment term for a definite time, and in no way impairs the right of either the Employee or the Company to terminate the Employee’s employment for any reason, or no reason, at any time, with or without notice.

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7.	Remedies. Employee acknowledges and agrees that the covenants set forth in Paragraphs 1-5 of this Agreement (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the Company’s business interests, that the Company will be irreparably injured if Employee breaches any of the terms of the Restrictive Covenants, and that in the event of an actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event a court of competent jurisdiction finds any actual or threatened breach by Employee of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages and without the need to post a bond or any other type of security, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

8.	Severability. Should any of the provisions of this Agreement to any extent be held to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect. In the event a court of competent jurisdiction finds any portion of any Restrictive Covenant to be unenforceable, the court shall modify the relevant Restrictive Covenant to reflect the maximum restriction allowed by law and shall then enforce the Restrictive Covenant as so modified.

9.	Applicable Law. This Agreement has been made and executed in, and shall be construed and enforced according to, the laws of the State of Colorado.

10.	Waiver. No provision of this Agreement may be waived, except by an agreement in writing signed by all of the parties hereto. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

11.	Headings. The subject headings used in this Agreement are included for purposes of reference only, and shall not affect the construction or interpretation of any of its provisions.

12.	Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

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13.	Entire Agreement. This Agreement embodies the entire understanding and agreement among the Company and Employee regarding the matters contained herein, and supersedes all prior negotiations, understandings or agreements concerning such matters, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement intending it to be effective as of the Effective Date, notwithstanding actual signature at a different date.

StarTek, Inc.
By:
_________________________________________
[Print Name, Title] _________________________________________ Signature

“EMPLOYEE”

_________________________________________
[Print Name] _________________________________________ Signature

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